As filed with the Securities and Exchange Commission on May 8, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware	22-0790350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Route 206 & Province Line Road, Princeton, New Jersey 08543
(Address of Principal Executive Offices, including Zip Code)

BRISTOL-MYERS SQUIBB COMPANY 2026 STOCK AWARD AND INCENTIVE PLAN
(Full title of the plan)

Cari Gallman, Esq.
Executive Vice President, General Counsel and Chief Policy Officer
Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08543
(609) 252-4621
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

John B. Beckman
Catalina S. Parkinson
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 2, 2026, the Board of Directors of Bristol-Myers Squibb Company (the “Company” or the “Registrant”) approved the Bristol-Myers Squibb Company 2026 Stock Award and Incentive Plan (the “2026 Plan”), subject to the approval of the Company’s shareholders. On May 5, 2026, the Company’s shareholders approved the 2026 Plan. This Registration Statement on Form S-8 (this “Registration Statement”) is being filed in order to register the 85,000,000 shares of common stock, par value $0.10 per share of the Company (“Common Stock”), that may be offered or sold to participants under the 2026 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I will be delivered to the participants in the 2026 Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been previously filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 11, 2026 (the “Annual Report”), including the information specifically incorporated by reference therein from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 25, 2026.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on April 30, 2026.
(c)	The Registrant’s Current Report on Form 8-K filed on May 8, 2026; and
(d)
The description of the Registrant’s Common Stock contained under the caption “Description of Capital Stock – Bristol Myers Squibb Common Stock” in the “Description of Bristol-Myers Squibb Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934”, filed as Exhibit 4a to the Annual Report, and all amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding information contained in such incorporated documents that is deemed furnished and not filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The documents incorporated by reference herein contain or will contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a “derivative action”), if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe the person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit and shall not be made in respect of any claim, issue or matter for which a person has been found to be liable to the corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, determines that, despite the finding of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery, or such other court, shall deem proper. The DGCL further provides that the indemnification and advancement of expenses authorized by Section 145 of the DGCL are not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Under the terms of our Bylaws and subject to the applicable provisions of Delaware law, we have agreed to indemnify each of our directors and officers and, subject to the discretion of the board of directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of us, or of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. The Company’s Amended and Restated Certificate of Incorporation eliminates the liability of directors and officers for monetary damages for breach of fiduciary duty to the extent permitted by the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Bristol-Myers Squibb Company, as further amended (incorporated herein by reference to Exhibit 3a to Bristol-Myers-Squibb Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024).

4.2	Bylaws of Bristol-Myers Squibb Company, as amended as of May 4, 2021 (incorporated herein by reference to Exhibit 3b to Bristol-Myers Squibb Company’s Current Report on Form 8-K filed on May 4, 2021).
5.1*	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock registered hereby.
10.1	Bristol-Myers Squibb Company 2026 Stock Award and Incentive Plan (incorporated herein by reference to Exhibit B to Bristol-Myers Squibb Company’s Definitive Proxy Statement filed on March 25, 2026).
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages hereof).
107*	Filing Fee Table.

*	Filed herewith

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 8th day of May, 2026.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Cari Gallman
Cari Gallman
Executive Vice President, General Counsel and Chief Policy Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Cari Gallman, Amy Fallone and Taylor Ocasio as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the name of each of the undersigned in his or her capacity to any and all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorney-in-fact or agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Christopher Boerner, Ph.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 8, 2026
Christopher Boerner, Ph.D.

/s/ David V. Elkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2026
David V. Elkins

/s/ Phil M. Holzer	Senior Vice President and Corporate Controller (Principal Accounting Officer)	May 8, 2026
Phil M. Holzer

/s/ Peter J. Arduini	Director	May 8, 2026
Peter J. Arduini

/s/ Deepak L. Bhatt, M.D. MPH MBA	Director	May 8, 2026
Deepak L. Bhatt, M.D. MPH MBA

/s/ Julia A. Haller, M.D.	Director	May 8, 2026
Julia A. Haller, M.D.

/s/ Manuel Hidalgo Medina, M.D., Ph.D.	Director	May 8, 2026
Manuel Hidalgo Medina, M.D., Ph.D.

/s/ Michael R. McMullen	Director	May 8, 2026
Michael R. McMullen

/s/ Paula A. Price	Director	May 8, 2026
Paula A. Price

/s/ Derica W. Rice	Director	May 8, 2026
Derica W. Rice

/s Theodore R. Samuels	Director	May 8, 2026
Theodore R. Samuels

/s/ Karen H. Vousden, Ph.D.	Director	May 8, 2026
Karen H. Vousden, Ph.D.

/s/ Phyllis R. Yale	Director	May 8, 2026
Phyllis R. Yale